Exhibit 1.1

[•] Units

SPROTT PHYSICAL PLATINUM AND PALLADIUM TRUST

UNITS

UNDERWRITING AGREEMENT

[•], 2012

[•], 2012

Morgan Stanley & Co. LLC
RBC Dominion Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

UBS Securities LLC
BMO Nesbitt Burns Inc.

Canaccord Genuity Corp.

CIBC World Markets Inc.

National Bank Financial Inc.

TD Securities Inc.

Scotia Capital Inc.

GMP Securities L.P.

Desjardins Securities Inc.

Macquarie Private Wealth Inc.

Raymond James Ltd.

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
U.S.A.

- and -

RBC Dominion Securities Inc.
Royal Bank Plaza
200 Bay Street
Toronto, ON M5J 2W7
Canada

Ladies and Gentlemen:

Sprott Physical Platinum and Palladium Trust, a trust formed and organized under the laws of the Province of Ontario (the “Trust”) and managed by Sprott Asset Management LP, a limited partnership organized under the laws of the Province of Ontario (the “Manager”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of [•] units of the Trust (the “Firm Units”).

The Trust also proposes to issue and sell to the several Underwriters not more than an additional [•] units of the Trust (the “Additional Units”) if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such units granted to the Underwriters in Section 2 hereof.  The Firm Units and the Additional Units are hereinafter collectively referred to as the “Units.” The units of the Trust to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Trust Units.”

The Trust has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1, including a prospectus, relating to the Units.  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”.

The Trust has prepared and filed a preliminary base PREP prospectus and an amended and restated preliminary base PREP prospectus relating to the Units in the

English and French languages in accordance with National Instrument 41-101 (“NI 41-101”) and National Instrument 44-103 for the pricing of securities after the receipt for a prospectus has been obtained (“NI-44-103”) (each a “Canadian Preliminary Prospectus” and collectively, the “Canadian Preliminary Prospectuses”) with the Ontario Securities Commission (the “OSC”) and with the securities commissions or other securities regulatory authorities (“Canadian Securities Commissions”) in each of the provinces and territories of Canada (the “Canadian Qualifying Jurisdictions”) pursuant to the procedures provided for under Multilateral Instrument 11-102 Passport System and National Policy 11-102 Process for Prospectus Reviews in Multiple Jurisdictions (collectively, the “Passport System”).  The Trust has obtained a preliminary receipt under the Passport System (the “Preliminary Receipt”) issued by the OSC in its capacity as principal regulator, representing the deemed receipt of each of the other Canadian Securities Commissions and evidencing the receipt of the OSC in respect of each of the Canadian Preliminary Prospectuses.  The Trust has also prepared and filed with the OSC and the other Canadian Securities Commissions a final base PREP prospectus relating to the Units in the English and French languages in accordance with NI 41-101 and NI 44-103 (the “Canadian Final Prospectus”), and has obtained a final receipt under the Passport System (the “Final Receipt”) issued by the OSC in its capacity as principal regulator, representing the deemed receipt of each of the other Canadian Securities Commissions and evidencing the receipt of the OSC in respect of the Canadian Final Prospectus.  No other document with respect to any Canadian Preliminary Prospectus or such Canadian Final Prospectus, or amendment thereto, has been filed or transmitted for filing with any Canadian Securities Commission and no order having the effect of ceasing or suspending the distribution of the Units has been issued by any Canadian Securities Commission and no proceeding for that purpose has been initiated or to the best of the Trust’s knowledge and the Manager’s knowledge, threatened by any Canadian Securities Commission.

The prospectus in the form first used to confirm sales of Units (or in the form first made available to the Underwriters by the Trust to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus” (and shall, with respect to sales of Units in Canada, also include the Canadian Supplemental Prospectus (as defined in Section 6(j) hereof)).  If the Trust has filed an abbreviated registration statement to register additional Trust Units pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus used in the United States together with the free writing prospectuses, if any, and the term sheet, each identified in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus,” “Prospectus,” “Canadian Preliminary

Prospectus” and “Canadian Final Prospectus” shall include the documents, if any, incorporated by reference therein.

1.                                      Representations and Warranties of the Trust and the Manager.  The Trust and the Manager, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

(a)                                 The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission; the Final Receipt has been obtained from the OSC in respect of the Canadian Final Prospectus and no order or action that would have the effect of suspending the distribution of the Units has been issued by the Canadian Securities Commissions and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Trust or the Manager, are contemplated by any Canadian Securities Commission.

(b)                                 (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Canadian Final Prospectus when it was filed and, as amended or supplemented, if applicable, will when filed, be true and correct in all material respects and contains full, true and plain disclosure of all material facts relating to the Trust and the Units as required by Canadian Securities Laws (as defined below) and does not contain and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) each of the Canadian Preliminary Prospectuses and the Canadian Final Prospectus comply and, as amended or supplemented (including for greater certainty, by the Canadian Supplemental Prospectus), if applicable, will comply in all material respects with Canadian Securities Laws and the applicable rules and regulations of the Canadian Securities Commissions thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Units in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Trust, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and will be true and correct in all material respects, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and will be true and correct in all material respects and contain full, true and plain disclosure of all material facts relating to the Trust and the Units as required by Canadian Securities Laws, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, the Prospectus or a broadly available road show based upon information relating to any Underwriter furnished to the Trust and the Manager in writing by such Underwriter through you expressly for use therein.

(c)                                  The Trust has complied with all applicable securities laws in each of the Canadian Qualifying Jurisdictions, including the respective rules and regulations made thereunder together with applicable published national and local instruments, policy statements, notices, blanket rulings and orders of the Canadian Securities Commissions, all discretionary rulings and orders applicable to the Trust, if any, of the Canadian Securities Commissions (“Canadian Securities Laws”) required to be complied with by the Trust to qualify the distribution of the Units as contemplated hereby in each of the Canadian Qualifying Jurisdictions except for the filing of the Canadian Supplemental Prospectus.

(d)                                 The Trust is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Trust is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Trust has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Trust complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Trust has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(e)                                  The Trust has been duly established and is validly subsisting under the amended and restated trust agreement governing the Trust, dated as of June 6, 2012, between the Manager and RBC Investor Services (the “Trust Agreement”) and as a trust under the laws of the Province of Ontario, has all requisite power and authority to own its property and assets, to conduct its business and invest in accordance with the investment objective as described in each of the Time of Sale Prospectus and the Prospectus and carry out its obligations hereunder and to issue, sell and deliver the Units in accordance with the provisions of this Agreement, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Trust.

(f)                                   The Trust has no subsidiaries.

(g)                                  The Manager has been duly organized and is validly existing as a limited partnership under the laws of the Province of Ontario, has the capacity and power to own its property and assets and to conduct its business as described in each of the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property or assets requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Manager.

(h)                                 This Agreement has been duly authorized, executed and delivered by the Manager on behalf of itself and the Trust.

(i)                                     All necessary action has been taken by each of the Trust and the Manager to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, including, as applicable, execution and delivery of each of the Canadian Preliminary Prospectuses (and any amendment thereto), the Canadian Final Prospectus and the Canadian Supplemental Prospectus (as defined in Section 6(j) hereof) and the filing thereof under Canadian Securities Laws in each Canadian Qualifying Jurisdiction.

(j)                                    The authorized unit capital of the Trust conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(k)                                 The unit of the Trust outstanding prior to the issuance of the Units to be sold by the Trust has been duly authorized and is validly issued, fully paid and non-assessable.

(l)                                     The Units have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Units will not be subject to any preemptive or similar rights.

(m)                             The execution and delivery by the Trust and the Manager of, and the performance by each of the Trust and the Manager of its respective obligations under, this Agreement and the Related Agreements (as defined below), as applicable, and the issue and sale of the Units do not and will not contravene or conflict with (i) any provision of applicable law, (ii) the Trust Agreement, or the limited partnership agreement of the Manager, (iii) any agreement, resolution or other instrument binding upon the Trust or the Manager that is material to the Trust or the Manager (including the Related Agreements) as applicable, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Trust or the Manager, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency (including any Canadian court or Canadian federal, provincial or territorial governmental authority) is required for the performance by the Trust or the Manager of its respective obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Units, and for the filing of the Canadian Supplemental Prospectus.  For avoidance of doubt, the Manager’s obligations under this Agreement are limited to those set forth in Section 6(k), Section 8 and the last paragraph of Section 10 of this Agreement.

(n)                                 There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, assets, operations or capital of the Trust or the Manager from that set forth in each of the Time of Sale Prospectus and the Prospectus.

(o)                                 There are no legal or governmental proceedings pending or threatened to which the Trust or the Manager is a party or to which any of the properties or assets of the Trust or the Manager is subject (i) other than proceedings accurately described in all material respects in each of the Time of Sale Prospectus and the Prospectus and proceedings that would not have a material adverse effect on the Trust or the Manager, as applicable, or on the power or ability of the Trust or the Manager to perform its respective obligations under this Agreement or to consummate the transactions contemplated by each of the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, arrangements, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement or filed with the Canadian Securities Commissions in connection with the filing of the Prospectus that are not described or filed as required; other than as described in the Registration Statement and the Prospectus, there are no material contracts or arrangements which the Trust expects to become a party to or bound by before Closing Time (as defined below).

(p)                                 Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(q)                                 The Trust is not, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r)                                    The Trust will be a “mutual fund trust” within the meaning of the Income Tax Act (Canada) and the regulations thereunder (the “Tax Act”).

(s)                                   The Trust is not a non-resident of Canada within the meaning of the Tax Act.

(t)                                    The Trust Agreement has been duly authorized, executed and delivered by the Manager on behalf of itself and the Trustee and is enforceable against the Trust and the Manager in accordance with its terms.

(u)                                 The Manager has been duly appointed as manager of the Trust pursuant to the Trust Agreement and the management agreement, dated as of [•], 2012 (the “Management Agreement”) and the Management Agreement has been duly authorized, executed and delivered by each of the Trust and the Manager and is enforceable against each such party in accordance with its terms.

(v)                                 The Royal Canadian Mint (the “Mint”), at its principal office in Ottawa, Ontario has been duly appointed as custodian of the physical palladium bullion owned by the Trust pursuant to the palladium storage agreement, dated [•] (the “Palladium Storage Agreement”), and such agreement has been duly authorized, executed and delivered by the Manager on behalf of the Trust and is enforceable against the Trust in accordance with its terms.

(w)                               The Mint, at its principal office in Ottawa, Ontario has been duly appointed as custodian of the physical platinum bullion owned by the Trust pursuant to the platinum storage agreement, dated [•], 2012 (the “Platinum Storage Agreement”), and such agreement has been duly authorized, executed and delivered by the Manager on behalf of the Trust and is enforceable against the Trust in accordance with its terms.

(x)                                 RBC Investor Services Trust (“RBC Investor Services”), at its principal office in Toronto, Ontario has been duly appointed as custodian of the assets, other than physical palladium bullion and physical platinum bullion of the Trust, pursuant to the Trust Agreement.

(y)                                 Equity Financial Trust Company, at its principal office in Toronto, Ontario has been duly appointed as the registrar, transfer agent and distribution agent for the Units pursuant to the transfer agent, registrar and disbursing agent agreement, dated as of [•] (the “Transfer Agent Agreement”), and such agreement has been duly authorized, executed and delivered by the Manager on behalf of the Trust and is enforceable against the Trust in accordance with its terms.

(z)                                  RBC Investor Services, at its principal office in Toronto, Ontario has been duly appointed as the valuation agent pursuant to the valuation services agreement, dated as of [•], 2012 (the “Valuation Services Agreement” and together with the Trust Agreement, the Management Agreement, the Custodian Agreement, the Palladium Storage Agreement, the Platinum Storage Agreement and the Transfer Agent Agreement, collectively the “Related Agreements”), and such agreement has been duly authorized, executed and delivered by the Manager and is enforceable against the Manager in accordance with its terms.

(aa)                            There are no contracts, agreements or understandings between the Trust or the Manager and any person granting such person the right to require the Trust or the Manager to file a registration statement under the Securities Act or a prospectus under Canadian Securities Laws with respect to any securities of the Trust or to require the Trust or the Manager to include such securities with the Units registered pursuant to the Registration Statement or the Units qualified by the Canadian Final Prospectus.

(bb)                          Neither the Trust, the Manager nor any director, officer, employee or affiliate, nor, to the knowledge of the Trust and the Manager, any agent or representative, of the Trust or the Manager or any of their affiliates has taken, or will take, any action, in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office), or any other party, to influence official action or secure an improper advantage; and the Trust, the Manager and their respective affiliates have conducted their businesses in compliance with applicable anticorruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(cc)                            The operations of each of the Trust and the Manager is and has been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Trust or the Manager with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Trust and the Manager, threatened.

(dd)                          None of the Trust, the Manager, any director or officer of the Trust or the Manager or, to the knowledge of the Trust or the Manager, any employee, agent, affiliate or representative of the Trust or the Manager is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is, the subject of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United Nations Security Council or the European Union (collectively, “Sanctions”), or located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Libya and Syria); and each of the Trust and the Manager will not, directly or indirectly, use the proceeds of the offering of Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund or facilitate any activities of or business with any Person, or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or in a manner that will result in a violation of Sanctions by any Person (including any Person involved in or facilitating the offering of the Units, whether as underwriter, advisor, investor or otherwise).

(ee)                            Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Trust has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Trust has not purchased any outstanding units of the Trust or other equity interest in the capital of the Trust, nor declared, paid or otherwise made any dividend or distribution of any kind on its units or other equity interest in the capital of the Trust; and (iii) there has not been any material change in the capital, short-term debt or long-term debt of the Trust, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(ff)                              Each of the Trust and the Manager owns, possesses or licenses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) currently employed by it, in each case, in connection with the business now operated by them, and neither the Trust nor the Manager has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Trust or the Manager, as applicable.

(gg)                            The Manager is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; it has not been refused any insurance coverage sought or applied for; and it has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Manager, except as described in each of the Time of Sale Prospectus and the Prospectus.

(hh)                          Each of the Trust and the Manager possesses all certificates, authorizations and permits issued by the appropriate federal, provincial, state or foreign regulatory authorities necessary to conduct its business, and neither the Trust nor the Manager has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Trust or the Manager, as applicable, except as described in the Time of Sale Prospectus.

(ii)                                  The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Trust at the dates indicated and the statements of financial position of the Trust for the periods specified; such financial statements have been prepared in conformity with the International Financial Reporting Standards (“IFRS”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, included in the Registration

Statement present fairly in accordance with IFRS the information required to be stated therein.

(jj)           Ernst & Young LLP, who have certified certain financial statements of the Trust and delivered their report with respect to the audited consolidated financial statements included in the Time of Sale Prospectus and the Prospectus, (i) have been the Trust’s auditors since the formation of the Trust, (ii) are independent public accountants as required by Canadian Securities Laws and the rules and regulations of the Canadian Securities Commissions thereunder, are independent in accordance with the requirements of the institute of chartered accountants in each of the Canadian Qualifying Jurisdictions in respect of a listed entity (as defined in such requirements) and are an independent registered public accounting firm within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) and (iii) there has not been any disagreement (within the meaning of National Instrument 51-102) with Ernst & Young LLP with respect to the audit of the Trust.

(kk)         The Manager maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Time of Sale Prospectus, there has been (i) no material weakness in the Trust’s or the Manager’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Trust’s or the Manager’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Trust’s or the Manager’s, applicable, internal control over financial reporting.

(ll)           The Manager maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Trust is made known to the Manager by others within those entities; and such disclosure controls and procedures are effective.

(mm)       Except for the unit of the Trust owned by Sonia M. Yung, as settlor of the Trust, the Trust has not sold, issued or distributed any units, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act or on a private placement basis under one or more exemptions from the prospectus requirement under Canadian Securities Laws.

(nn)         There are no business relationships, related-party transactions or off-balance sheet transactions or any other non-arm’s length transactions involving the Trust that are required to be disclosed that have not been described in the Prospectus.

(oo)         Except for the Underwriters, there is no person, firm or corporation acting or purporting to act for the Trust, entitled to any brokerage or finder’s fee in connection with this Agreement or any of the transactions contemplated hereunder.

(pp)         The net proceeds of the offering of Units will be used in the manner specified in each of the Time of Sale Prospectus and the Prospectus and for no other purpose.

(qq)         The terms and conditions of the offering of Units comply and will comply in all material respects with Canadian Securities Laws including, without limitation, National Instrument 81-102 - Mutual Funds, except to the extent that an exemption therefrom has been obtained from applicable Canadian Securities Commissions in each of the Canadian Qualifying Jurisdictions.

(rr)           Neither the Trust or the Manager has any liabilities (contingent or otherwise) which might interfere with the performance of their obligations hereunder or under any of the Related Agreements to which it is a party.

(ss)          Each of the Trust and the Manager is current and up-to-date with all material filings required or desirable to be made by each of them under the laws of Canada and each of the provinces and territories thereof, including all Canadian Securities Laws.

(tt)           None of the directors or officers of the general partner of the Manager or any associate or affiliate of any of the foregoing had, has or, to the knowledge of the Manager, intends to have, any material interest, direct or indirect, in any material transaction contemplated by this Agreement, any of the Related Agreements or the Registration Statement or the Prospectus or in any proposed transaction with the Trust which materially affects, is material to or will materially affect the Trust, except as and to the extent disclosed in the Registration Statement and the Prospectus.

2.             Agreements to Sell and Purchase.  The Trust hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Trust at $[•] per Unit (the “Purchase Price”) the respective numbers of Firm Units set forth in Schedule I hereto opposite its name.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Trust agrees to sell to the Underwriters the Additional Units, and the Underwriters shall have the right to purchase, severally and not jointly, up to [•] Additional Units at the Purchase Price.  You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Units to be purchased by the

Underwriters and the date on which such Units are to be purchased.  Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Units nor later than ten business days after the date of such notice.  Additional Units may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Units.  On each day, if any, that Additional Units are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Units (subject to such adjustments to eliminate fractional units as you may determine) that bears the same proportion to the total number of Additional Units to be purchased on such Option Closing Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

3.             Terms of Public Offering.  The Trust and the Manager are advised by you that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective, and the Final Receipt has been issued in respect of the Canadian Final Prospectus as in your judgment is advisable.  The Trust and the Manager are further advised by you that the Units are to be offered to the public initially at $10.00 per Unit (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[•] a Unit under the Public Offering Price [with respect to sales of Units in the United States and $[•] per Unit under the Public Offering Price with respect to the sales of Units in Canada].

4.             Payment and Delivery.  Payment for the Firm Units to be sold by the Trust shall be made to the Trust in Federal or other funds immediately available in New York City against delivery of such Firm Units for the respective accounts of the several Underwriters at 8:00 a.m., New York City time, on [•], 2012, or at such other time on the same or such other date, not later than [•], 2012, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Units shall be made to the Trust in Federal or other funds immediately available in New York City against delivery of such Additional Units for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on each Option Closing Date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [•], 2012, as shall be designated in writing by you.

The Firm Units and Additional Units shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Units and Additional Units shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Units to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.             Conditions to the Underwriters’ Obligations.  The obligations of the Trust to sell the Units to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Units on the Closing Date are subject to the condition that the Registration Statement shall have become effective and the OSC shall have issued the Final Receipt in respect of the Canadian Final Prospectus not later than 4:30 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Trust, from that set forth in each of the Time of Sale Prospectus and the Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Units on the terms and in the manner contemplated in each of the Time of Sale Prospectus and the Prospectus.

(b)           The representations and warranties of the Trust and the Manager contained in this Agreement are true and correct as of the Closing Date and the Trust and the Manager have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and the Underwriters shall have received on the Closing Date a certificate signed by an authorized signatory of the Trust and a certificate signed by an executive officer of the Manager, each dated the Closing Date, to the effect set forth in this Section 5(b) and the effect set forth in Section 5(a) above, as applicable.

The Manager signing and delivering such certificate may rely upon the best of its knowledge as to proceedings threatened.

(c)           The Underwriters shall have received on the Closing Date an opinion of Heenan Blaikie LLP, outside Canadian counsel for the Trust and the Manager, dated the Closing Date, to the effect that:

(i)            The Trust has been duly established and is validly subsisting under the Trust Agreement and as a trust under the laws of the Province of Ontario, has all requisite power and authority to own its property and assets, to conduct its business and to invest in accordance with the investment objective as described in each of the Time of Sale Prospectus and the Prospectus and carry out its obligations hereunder and to issue, sell and deliver the Units in accordance with the provisions of this Agreement, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Trust, and that the Trust Agreement constitutes legal, valid, binding and enforceable obligations of the trustee thereunder;

(ii)           the Manager has been duly organized and is validly existing as a limited partnership under the laws of the Province of Ontario, has the capacity and power to own its property and assets and to conduct its business as described in each of the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property or assets requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Manager;

(iii)          the authorized unit capital of the Trust conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus;

(iv)          the unit of the Trust outstanding prior to the issuance of the Units to be sold by the Trust has been duly authorized and is validly issued, fully paid and non-assessable;

(v)           the Units to be sold by the Trust have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Units will not be subject to any preemptive or similar rights;

(vi)          this Agreement has been duly authorized, executed and, in so far as delivery is governed by Ontario law, delivered by each of the Trust and the Manager;

(vii)         the execution and delivery by the Trust and the Manager of, and the performance by the Trust and the Manager of their respective obligations under, this Agreement and the Related Agreements do not and will not contravene any provision of applicable law or the Trust Agreement, the limited partnership agreement of the Manager, as applicable, or, to the best of such counsel’s knowledge, any agreement or other instrument binding upon the Trust or the Manager that is material to the Trust or the Manager (including the Related Agreements), as applicable, or, to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Trust or the Manager, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency (including without limitation any Canadian Court or Canadian federal, provincial or territorial governmental authority) is required for the performance by the Trust and the Manager of their respective obligations under this Agreement;

(viii)        the statements relating to legal matters, documents or proceedings included in (A) the Time of Sale Prospectus and the Prospectus under the caption “Description of the Units,” (B) the Prospectus under the caption “Underwriting” and (C) the indemnification provisions relating to the directors, officers and controlling persons of the Trust in Part II of the Registration Statement, in each case fairly summarize in all material respects such matters, documents or proceedings;

(ix)          subject to the qualifications, assumptions, limitations and understandings set out therein, the statements as to matters of the federal laws of Canada set out in the Prospectus under the caption “Material Tax Considerations — Material Canadian Federal Income Tax Considerations” fairly describe the material Canadian federal income tax considerations as at the date thereof generally applicable under the Tax Act to a prospective purchaser of Units pursuant to the Prospectus;

(x)           subject to the qualifications, assumptions, limitations and understandings set out in the Prospectus under the caption “Eligibility under the Tax Act for Investment by Canadian Exempt Plans,” the Units will be qualified investments under the Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans, registered disability savings plans and registered education savings plans as well as tax-free savings accounts;

(xi)          the Trust Agreement has been duly authorized, executed and delivered by the Manager and constitutes legal, valid and binding obligations of the Manager, enforceable against the Manager in accordance with its terms;

(xii)         the Manager has been duly appointed as manager of the Trust pursuant to the Trust Agreement and the Management Agreement and the Management Agreement has been duly authorized, executed and delivered by each of the Trust and the Manager and is enforceable against each such party in accordance with its terms.

(xiii)        the Mint, at its principal office in Ottawa, Ontario has been duly appointed as custodian of the physical palladium bullion and physical platinum bullion owned by the Trust pursuant to the Palladium Storage Agreement and the Platinum Storage

Agreement, respectively, and such agreements have been duly authorized, executed and delivered by the Manager on behalf of the Trust and constitute legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their respective terms;

(xiv)        RBC Investor Services, at its principal office in Toronto, Ontario has been duly appointed as custodian of the assets, other than physical palladium bullion and physical platinum bullion of the Trust pursuant to the Trust Agreement;

(xv)         Equity Financial Trust Company at its principal office in Toronto, Ontario has been duly appointed as the registrar, transfer agent and distribution agent for the Units pursuant to the Transfer Agent Agreement and such agreement has been duly authorized, executed and delivered by the Manager on behalf of the Trust and constitutes legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with its terms;

(xvi)        RBC Investor Services at its principal office in Toronto, Ontario has been duly appointed as the valuation agent  pursuant to the Valuation Services Agreement and such agreement has been duly authorized, executed and delivered by the Manager and constitutes legal, valid and binding obligations of the Manager, enforceable against the Manager in accordance with its terms;

(xvii)       after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Trust or the Manager is a party or to which any of the properties or assets of the Trust or the Manager is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement or filed with the Canadian Securities Commissions in connection with the filing of the Prospectus that are not described or filed as required;

(xviii)      (A) in the opinion of such counsel, the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) appears on its face to be appropriately responsive in all material respects to the requirements of Canadian Securities Laws, and (B) nothing has come to the attention of such counsel that causes such counsel to believe that (1) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) as of the date of this Agreement or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) as of its date or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xix)        all necessary documents have been filed, all proceedings have been taken and all other approval, permits, consents and authorizations of the appropriate regulatory authority under Canadian Securities Laws have been obtained to qualify for distribution to the public in the Canadian Qualifying Jurisdictions through investment dealers or brokers who are registered under the Canadian Securities Laws and who have complied with the relevant provisions of such Canadian Securities Laws, if required;

(xx)         the form of certificate representing the Units has been duly approved by the Manager on behalf of the Trust and complies with the requirements of applicable law;

(xxi)        the Toronto Stock Exchange (the “TSX”) has granted conditional approval for the listing of the Units, subject only to standard listing conditions;

(xxii)       no consents, approvals, authorizations or orders under Canadian Securities Laws or the federal laws of Canada or any court, governmental agency or body of such jurisdictions or any stock exchange are required for the issue and sale of the Units as contemplated in this Agreement or by the Prospectus; the terms and conditions of the offering of Units hereunder comply with Canadian Securities Laws, including, without limitation National

Instrument 81-102 — Mutual Funds, except to the extent that an exemption or waiver therefrom has been obtained from the applicable Canadian Securities Commissions in each of the Canadian Qualifying Jurisdictions;

(xxiii)     the Canadian Final Prospectus (excluding the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express an opinion) appears on its face, as of the date of the Canadian Final Prospectus, to have been appropriately responsive in all material respects to the requirements of Ontario securities laws (as such term is defined in the Securities Act (Ontario)), as interpreted and applied by the OSC;

(xxiv)     the Trust’s agreement to the choice of law provisions set forth in Section 14 hereof, will be recognized by a court of competent jurisdiction of the Province of Ontario (an “Ontario Court”), and judgment obtained in a New York court arising out of or in relation to the obligations of the Trust under this Agreement would be enforceable against the Trust in an Ontario Court, subject to customary qualifications.  In such counsel’s opinion, there are no reasons under the laws of the Province of Ontario or the federal laws of Canada applicable therein for avoiding the choice of New York law to govern this Agreement;

(xxv)      an Ontario Court (A) would recognize the jurisdiction of any federal or state court in the State of New York of competent jurisdiction (a “New York Court”) rendering a judgment that is not impeachable as void or voidable under New York law on the basis of process being served on Anthony Tu-Sekine of Seward & Kissel LLP, 901 K Street N.W., Washington DC 20001 as the agent of the Trust and the Manager to receive service of process in the United States under this Agreement provided that the Trust and the Manager has not purported to revoke the appointment or Anthony Tu-Sekine has not terminated the agency or otherwise rendered service on it ineffective, and (B) would give effect to the provisions in this Agreement whereby the Trust and the Manager submit to the non-exclusive jurisdiction of a New York Court;

(xxvi)     if this Agreement is sought to be enforced in the Province of Ontario in accordance with the laws applicable thereto as chosen by the parties, namely New York law, an Ontario Court would, subject to paragraph (xxv) above and to the extent specifically pleaded and proved as a fact by expert evidence, recognize the choice of New York law and, upon appropriate evidence as to such law being adduced, apply such law to all issues that under the conflict of laws rules of the Province of Ontario are to be determined in accordance with the proper or general law of a contract, provided that none of the provisions of this Agreement, or of New York Law, are contrary to public policy (as that term is applied by an Ontario Court) (“Public Policy”); provided however, that, in matters of procedure, the laws of the Province of Ontario will be applied, including the Limitations Act, 2002 (Ontario), and an Ontario Court will retain discretion to decline to hear such action if it is contrary to public policy for it to do so, or if it is not the proper forum to hear such an action, or if concurrent proceedings are being brought elsewhere.  In such counsel’s opinion, there are no reasons under the laws of the Province of Ontario or the federal laws of Canada applicable therein and no reasons, to such counsel’s knowledge, with respect to the application of New York law by an Ontario Court, for avoiding enforcement of this Agreement, based on public policy; and

(xxvii)    The laws of the Province of Ontario and the federal laws of Canada applicable therein permit an action to be brought in an Ontario Court on a final and conclusive judgment in personam decided on its merits, for a fixed sum of money by a New York Court that is subsisting and unsatisfied respecting the enforcement of this Agreement that has not been stayed and is not impeachable as void or voidable under New York law for a sum certain if: (A) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in these statutes; (B) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue or penal laws; (C) the action to enforce such judgment is commenced within applicable limitation periods; and (D) a court rendering such judgment had jurisdiction over the judgment debtor as recognized by the courts of the Province of Ontario (in such counsel’s opinion, submission under the provisions of this Agreement to the non-exclusive jurisdiction of a New York Court will be sufficient for this purpose).  In such counsel’s opinion, there are no reasons under the laws of the Province of Ontario or the federal laws of Canada applicable therein for avoiding recognition of judgments of a New York Court under this Agreement based on public policy.

(d)           The Underwriters shall have received on the Closing Date an opinion of Seward & Kissel LLP, outside U.S. counsel for the Trust and the Manager, dated the Closing Date, to the effect that:

(i)            this Agreement, in so far as delivery is governed by New York law, has been delivered by the Trust and the Manager;

(ii)           the statements relating to legal matters, documents or proceedings included in the Time of Sale Prospectus and the Prospectus under the captions “Material Tax Considerations — Material U.S. Federal Income Tax Considerations,” and “U.S. ERISA Considerations,” fairly summarize in all material respects such matters, documents or proceedings;

(iii)          the Trust is not, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(iv)          in the opinion of such counsel, the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; and

(v)           in the course of participating in conference with officers and representatives of the Manager and representatives of the Trust’s independent accountants in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus, nothing has come to the attention of such counsel that would lead such counsel to believe that (1) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) as of the date of this Agreement or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) as of its date or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)           The Underwriters shall have received on the Closing Date an opinion of each of Davies Ward Phillips & Vineberg LLP, Canadian counsel for the Underwriters, and Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to you.

With respect to Sections 5(c)(xviii) and 5(d)(iv) above, Heenan Blaikie LLP and Seward & Kissel LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinion of each of Heenan Blaikie LLP and Seward & Kissel LLP described in Sections 5(c) and 5(d) above shall be rendered to the Underwriters at the request of the Trust and the Manager and shall so state therein.

(f)            The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g)           The Underwriters shall have received, on each of the date hereof and the Closing Date, opinions dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Heenan Blaikie LLP regarding compliance with the laws of the Province of Québec relating to the use of the French language in connection with the documents (including the Prospectus and certificates representing the Units) to be delivered to purchasers in Québec.

(h)           The Underwriters shall have received opinions of Heenan Blaikie LLP, dated the date of each of the Canadian Preliminary Prospectuses, the date of the Canadian Final Prospectus, the date hereof and the Closing Date, in form and substance satisfactory to the Underwriters, addressed to the Underwriters, the Trust and their respective counsel, to the effect that the French language version of each of the applicable Canadian Preliminary Prospectus, the Canadian Final Prospectus and the Canadian Supplemental Prospectus, except for the consolidated financial statements and notes to such statements and the related auditors’ report on such statements (collectively, the “Financial Information”), as to which no opinion need be expressed by such counsel, is, in all material respects, a complete and proper translation of the English language version thereof.

(i)            The Underwriters shall have received opinions of Ernst & Young LLP dated the date hereof, in form and substance satisfactory to the Underwriters, addressed to the Underwriters, the Trust and their respective counsel, to the effect that the French language version of the Financial Information contained in the applicable Canadian Preliminary Prospectus, the Canadian Final Prospectus and the Canadian Supplemental Prospectus is, in all material respects, a complete and proper translation of the English language version thereof.

(j)            The Units to be sold at Closing shall have been approved for listing on NYSE Arca (“Arca”), subject only to official notice of issuance, and duly listed and posted for trading on the TSX, in each case, as of the opening of trading on the Closing Date, subject to the Trust providing the TSX with customary documentation.

(k)           The Trust, the Manager and the other parties thereto shall have executed and delivered the Related Agreements to which they are a party that are to be executed and delivered at or prior to Closing Time and such agreements, including, for greater certainty, the terms and conditions thereof, shall be in form and substance acceptable to the Underwriters and their counsel, acting reasonably, and none of such Related Agreements shall have been amended, supplemented or modified in any way and no condition or provision in any such Related Agreement shall have been waived by any party without the prior written consent of the Underwriters, and each of the parties thereto shall have performed such of their obligations thereunder which are to be performed or completed at or prior to the Closing Time to the reasonable satisfaction of the Underwriters.

The several obligations of the Underwriters to purchase Additional Units hereunder upon the exercise by the Underwriters of their right to do so are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Trust, the due authorization and issuance and listing and posting for trading of the Additional Units to be sold on such Option Closing Date and other matters related to the issuance of such Additional Units, including without limitation (i) legal opinions in form and substance satisfactory to counsel to the Underwriters, and (ii) a certificate of the Manager to the effect set forth in section 5(b).

6.             Covenants of the Trust and the Manager.  The Trust and the Manager, jointly and severally, covenant with each Underwriter as follows:

(a)           To furnish to you, without charge, 10 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to Morgan Stanley & Co. LLC (“Morgan Stanley”) and RBC Dominion Securities Inc. (“RBC”) in New York City or as directed by Morgan Stanley or RBC, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)           To cause commercial copies of the Canadian Preliminary Prospectus (and each amendment thereto) and Canadian Supplemental Prospectus to be delivered to or as directed by the Underwriters without charge, in such numbers and in such cities as the Underwriters may reasonably request by oral instructions to the printer of such Canadian Preliminary Prospectus and Canadian Supplemental Prospectus given forthwith after the applicable Preliminary Receipt or the Final Receipt, as applicable, has been issued.  Such delivery shall be effected as soon as reasonably possible and, in any event, with respect to the Canadian Supplemental Prospectus not later than noon (Toronto time) on the business day next succeeding the date of this Agreement.

(c)           Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule and file with the Canadian Securities Commissions any prospectus or amendment or supplement thereto in accordance with the requirements of Canadian Securities Laws, including NP 44-103.

(d)           To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Trust and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(e)           Not to take any action that would result in an Underwriter or the Trust being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)            If the Time of Sale Prospectus is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale

Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and the Canadian Securities Commissions and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)           If, during such period after the first date of the public offering of the Units as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Trust) to which Units may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h)           To endeavor to qualify the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(i)            To make generally available to the Trust’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j)            To prepare and file with the OSC and the other Canadian Securities Commissions promptly after the execution and delivery of this Agreement, a supplemented PREP prospectus in the English and French languages in compliance in all respects with NI 41-101 and NI 44-103 (the “Canadian Supplemental Prospectus”), in a form reasonably satisfactory to the Underwriters, such filing to occur not later than 11:00 p.m. (Toronto time) on [•], 2012.

(k)           (A) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, that the Manager shall pay or cause to be paid all expenses incident to the performance of the Trust’s and the Manager’s obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Trust’s and the Manager’s counsel in connection with the registration, qualification and delivery of the Units under the Securities Act and Canadian Securities Laws and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Trust and amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified and the fees, disbursements and expenses of the Trust’s accountants, (ii) all costs and expenses related to the transfer and delivery of the Units to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Units under state securities laws and all expenses in connection with the qualification of the Units for offer and sale under state securities laws and Canadian Securities Laws as provided in Sections 6(h) and 6(j) hereof, (iv) all expenses in connection with the preparation and filing of the registration statement on Form F-1 (or such other form that may be used by the Trust or the Manager to register the Trust Units under the Exchange Act) relating to the Trust Units and all costs and expenses incident to listing the Units on Arca and the TSX, (v) the cost of printing certificates representing the Units, (vi) the costs and expenses of the Trust and the Manager relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Trust or the Manager, travel and lodging expenses of the representatives and officers of the Trust and the Manager and any such consultants, and the cost of any aircraft chartered in connection with the road show, (vii) the document production charges and expenses associated with printing this Agreement, and (viii) all other costs and expenses incident to the performance of the obligations of the Trust and the Manager hereunder for which provision is not otherwise made in this Section; provided that the Trust shall pay all expenses relating to: (1) the fees, disbursements and expenses of the Trust’s accountants with respect to any audit of the Trust; (2) all stock exchange filing and listing fees, in connection with the listing of the Units on the Arca and the TSX, (3) all printing costs associated with the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Trust in connection with the offer and sale of the Units and amendments and supplements to any of the foregoing, (4) any regulatory filing fees in connection with the registration, qualification and delivery of the Units under the Securities Act, state securities laws and Canadian Securities Laws and in connection with the Blue Sky or Legal Investment memorandum, (5) all filing fees incurred in connection with the review and qualification of the offering of the Units by the Financial Industry Regulatory Authority, (6) the costs and charges of any transfer agent, registrar, custodian or depositary and (7) the costs and expenses relating to printing of marketing materials relating to any investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units; and (B) if the transactions contemplated by this Agreement are consummated, the Underwriters shall reimburse the Manager in an amount equal to the least of: (1) the fees and expenses of the Trust and the Manager actually paid by the Manager in connection with the transactions contemplated by this Agreement, (2) 0.2% of the gross proceeds to the Trust in respect of the Firm Units and the Additional Units, if any, purchased pursuant to this Agreement and (3) $750,000.  It is understood that, except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay (x) their travel expenses relating to any investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units and (y) fees and disbursements of their counsel.

(l)            To use its best efforts to have the Units accepted for listing on Arca and the TSX and maintain the listing of the Units on Arca and the TSX and to file with such exchanges all documents and notices required by such exchanges of issuers that have securities that are listed on such exchanges.

(m)          Without the prior written consent of Morgan Stanley and RBC on behalf of the Underwriters, that the Trust will not, during the period ending 90 days after the Closing Date, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Units or any securities convertible into or exercisable or exchangeable for Units or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Units or such other securities, in cash or otherwise or (3) file any registration statement with the Commission or prospectus with any regulatory authority in Canada relating to the offering of any Units or any securities convertible into or exercisable or exchangeable for Units.

7.             Covenants of the Underwriters.  Each Underwriter severally covenants with the Trust and the Manager not to take any action that would result in the Trust being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Trust thereunder, but for the action of the Underwriter.

8.             Indemnity and Contribution.  (a) The Trust and the Manager, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by or based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Trust or Manager information that the Trust has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Trust and the Manager in writing by such Underwriter through you expressly for use therein.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Manager and the Trust, the officers of the Manager who sign the Registration Statement and each person, if any, who controls the Trust within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Trust or Manager information that the Trust has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Trust shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Trust and the Manager in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Trust and the Manager, the officers of the Manager who sign the Registration Statement and each person, if any, who controls the Trust within the meaning of either such Section.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley and RBC.  In the case of any such separate firm for the Trust and the Manager, officers of the Managers and control persons of the Trust, such firm shall be designated in writing by the Manager.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)           To the extent the indemnification provided for in Section 8(a) or 8(b) or is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Units or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Trust and the Manager on the one hand and the Underwriters on the other hand in connection with the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units (before deducting expenses) received by the Trust and the total underwriting discounts and commissions received by the

Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Units.  The relative fault of the Trust and the Manager on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust or the Manager or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Units they have purchased hereunder, and not joint.

(e)           The Trust, the Manager, and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Trust contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter, or any affiliate of any Underwriter, or by or on behalf of the Trust, its officers or directors or any person controlling the Trust and (iii) acceptance of and payment for any of the Units.

9.             Termination.  The Underwriters may terminate this Agreement by notice given by you to the Manager, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the Arca, NYSE Amex Equities, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the TSX, (ii) a material disruption in securities settlement, payment or clearance services in the United States or Canada shall have occurred, (iii) any moratorium on commercial banking activities shall have been declared by Federal, New York State or Canadian authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (iv), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Units on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.                               Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Units that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Units to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Units set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Units that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Units without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units to be purchased on such date, and arrangements satisfactory to you and the Trust for the purchase of such Firm Units are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Trust.  In any such case either you or the Trust shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Units and the aggregate number of Additional Units with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Units to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Units to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Units that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Trust or the Manager to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the

Trust or the Manager shall be unable to perform its obligations under this Agreement, the Manager will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.                               Submission to Jurisdiction; Appointment of Agent for Service.  (a) The Trust and the Manager irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Time of Sale Prospectus, the Registration Statement or the offering of the Units.  The Trust and the Manager irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.  To the extent that the Trust and the Manager have or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to themselves or their property, the Trust and the Manager irrevocably waive, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)                                 The Trust and the Manager hereby irrevocably appoints Anthony Tu-Sekine of Seward & Kissel LLP, with offices at 901 K Street N.W., Washington DC 20001 as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent.  The Trust and the Manager waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.  The Trust and the Manager represents and warrants that such agent has agreed to act as the agent for service of process for the Trust and the Manager, and the Trust and the Manager agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

12.                               Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Units, represents the entire agreement between the Trust and the Manager, and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Units.

(b)                                 The Trust and the Manager acknowledge that in connection with the offering of the Units: (i) the Underwriters have acted at arms length, are not agents of, and have assumed no, and owe no, fiduciary or advisory duties to, the Trust, the Manager or any other person, (ii) the Underwriters owe the Trust and the Manager only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Trust and the Manager.  The Trust and the

Manager waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Units.

13.                               Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.                               Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15.                               Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.                               Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given.  The obligation of the Trust and the Manager with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency.  If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Trust and the Manager agree as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Trust or the Manager an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

17.                               Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department and RBC Dominion Securities Inc., attention: Kirby Gavelin, Managing Director and Group Head, Equity Capital Markets, 4th Floor, South Tower, Royal Bank Plaza, 200 Bay Street, Toronto, Ontario, M5J 2W7, with a copy to RBC Law Group, and with a copy to Christopher J. Cummings, Paul, Weiss, Rifkind, Wharton & Garrison LLP, Toronto-Dominion Centre, 77 King Street West, Suite 3100, P.O. Box 226, Toronto, Ontario M5K 1J3; if to the Trust shall be delivered, mailed or sent to Kirstin McTaggart, Royal Bank

Plaza, South Tower, 200 Bay Street, Suite 2700, PO Box 27, Toronto, Ontario M5J 2J1, with a copy to Anthony Tu-Sekine, Seward & Kissel LLP, 901 K Street N.W., Washington DC 20001; and if to the Manager shall be delivered, mailed or sent to Kirstin McTaggart, Royal Bank Plaza, South Tower, 200 Bay Street, Suite 2700, PO Box 27, Toronto, Ontario M5J 2J1, with a copy to Anthony Tu-Sekine, Seward & Kissel LLP, Suite 350, 1200 G Street N.W., Washington DC 20005.

18.                               Disclosure Regarding Certain of the Underwriters.  Each of CIBC World Markets Inc., National Bank Financial Inc., Scotia Capital Inc. and TD Securities Inc., or an affiliate thereof, owns or controls an equity interest in TMX Group Limited (“TMX Group”) and has a nominee director serving on the TMX Group’s board of directors. As such, each such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the TSX, the TSX Venture Exchange and the Alpha Exchange. No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

[Signature pages follow.]

Very truly yours,

SPROTT PHYSICAL PLATINUM AND PALLADIUM TRUST
by its manager, Sprott Asset Management
LP by its general partner Sprott Asset
Management GP Inc.

By:
Name: Steven Rostowsky
Title: CFO

SPROTT ASSET MANAGEMENT LP
by its general partner Sprott Asset
Management GP Inc.

By:
Name: Steven Rostowsky
Title: CFO

[Signature page to Underwriting Agreement]

Accepted as of the date hereof

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	RBC Dominion Securities Inc.

By:
Name:
Title:

[Signature page to Underwriting Agreement]

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:
Name:
Title:

[Signature page to Underwriting Agreement]

By:	UBS Securities LLC

By:
Name:
Title:

By:
Name:
Title:

[Signature page to Underwriting Agreement]

By:	BMO Nesbitt Burns Inc.

By:
Name:
Title:

[Signature page to Underwriting Agreement]

By:	Canaccord Genuity Corp.

By:
Name:
Title:

[Signature page to Underwriting Agreement]

By:	CIBC World Markets Inc.

By:
Name:
Title:

[Signature page to Underwriting Agreement]

By:	National Bank Financial Inc.

By:
Name:
Title:

[Signature page to Underwriting Agreement]

By:	TD Securities Inc.

By:
Name:
Title:

[Signature page to Underwriting Agreement]

By:	Scotia Capital Inc.

By:
Name:
Title:

[Signature page to Underwriting Agreement]

By:	GMP Securities L.P.

By:
Name:
Title:

[Signature page to Underwriting Agreement]

By:	Desjardins Securities Inc.

By:
Name:
Title:

[Signature page to Underwriting Agreement]

By:	Macquarie Private Wealth Inc.

By:
Name:
Title:

[Signature page to Underwriting Agreement]

By:	Raymond James Ltd.

By:
Name:
Title:

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Units To Be Purchased
Morgan Stanley & Co. LLC	[•]
RBC Dominion Securities Inc.	[•]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[•]
UBS Securities LLC	[•]
BMO Nesbitt Burns Inc.	[•]
Canaccord Genuity Corp.	[•]
CIBC World Markets Inc.	[•]
National Bank Financial Inc.	[•]
TD Securities Inc.	[•]
Scotia Capital Inc.	[•]
GMP Securities L.P.	[•]
Desjardins Securities Inc.	[•]
Macquarie Private Weatlh Inc.	[•]
Raymond James Ltd.	[•]
Total	[•]

I-1

SCHEDULE II

Time of Sale Prospectus

Preliminary Prospectus issued [•], 2012

Term sheet containing the terms of the Securities, substantially in the form of Schedule II-A.

II-1

SCHEDULE II-A

Sprott Physical Platinum and Palladium Trust

[•] Units

Issuer:	Sprott Physical Platinum and Palladium Trust
Symbols:	SPPP (NYSE Arca), PPT.U (Toronto Stock Exchange)
Size:	US$[•]
Units offered by the Issuer:	[•] Units
Greenshoe:	[•] additional Units
Price to public:	US$10.00 per Unit
Trade date:	[•], 2012
Expected Closing date:	[•], 2012
CUSIP No.:	[•]
Book-running Managers:	Morgan Stanley & Co. LLC RBC Dominion Securities Inc.

Morgan Stanley & Co. LLC and RBC Dominion Securities Inc. are acting as the bookrunning managers for the offering. A registration statement relating to these securities was declared effective by the Securities and Exchange Commission. Copies of the prospectus related to the offering may be obtained from the prospectus department of Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, New York, NY 10014 or prospectus@morganstanley.com.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

II-A-1